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                                                                    EXHIBIT 99.1

                    CAUTIONARY STATEMENT FOR PURPOSES OF THE
                         "SAFE HARBOR" PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information provided by the Company may contain certain forward-looking information, as defined by the Private Securities Litigation Reform Act of 1995 (the "Act"). Words such as "aim," "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "objective," "plan," "potential," "project," "shall," "should," "target," "will," and other expressions, which refer to future events and trends, identify forward-looking statements that involve risks and uncertainties. Forward-looking information may relate to such matters as sales, unit volume, income, margins, earnings per share, return on equity, return on total capital, economic value added, capital expenditures, dividends, cash flow, debt to capital ratios, growth rates, future economic performance and trends, short- and long-term plans (including financing, operating and strategic plans) and objectives for future operations as well as assumptions, expectations, projections and estimates relating to any of the forward-looking information. This Statement is being made pursuant to the Act and with the intention of obtaining the benefits of the so-called "safe harbor" provisions of the Act. The Company cautions that forward-looking statements are not guarantees because there are inherent and obvious difficulties in attempting to predict the outcome of future events. Therefore, actual results may differ materially from those expressed or implied. Investors are therefore cautioned not to place undue reliance on any forward-looking statements as a prediction of future results. The Company assumes no obligation to update any forward-looking statements, other than as may be required by law.

The ability of the Company to attain management's goals and objectives are materially dependent on numerous factors, including but not limited to, those set forth herein.

Operating results are importantly influenced by general economic conditions and growth (or contraction) of the principal economies in which the Company operates, including the United States, Canada, Europe, Latin America and the Asia-Pacific region. All economies in which the Company operates are cyclical and the rates of growth (or contraction) can vary substantially. More than forty-percent of the Company's sales are in foreign currencies, which fluctuate in relation to one another and to the United States dollar. Fluctuations in currencies can cause transaction, translation and other losses to the Company, which can negatively impact the Company's sales and earnings projections. The Company has operations in over 40 countries and its domestic and international operations are strongly influenced by matters beyond its control, including but not limited to changes in the political, social, economic, tax and regulatory environment (including tariffs) in the countries in which the Company conducts its operations.

As a manufacturer, the Company's sales and profitability are also dependent upon availability and cost of raw materials and components, which are subject to price fluctuations, and the ability to control or pass on costs of raw materials and labor. Inflationary and other increases in the costs of raw materials and labor have occurred in the past and are expected to recur, and the Company's performance depends in part on: its ability to reflect changes in costs in its selling prices for product; its productivity; and its focus on higher margin businesses. Past performance may or may not be replicable in the future.

The Company's customers are widely diversified, but in certain portions of its business, industry concentration has increased the importance and decreased the number of significant customers. In particular, sales of the Company's consumer products in the United States are concentrated in a few major customers, principally office product superstores, mass merchandisers, and distributors. These market conditions, including increased credit risks for these and other customers and the possibility of related bad debt write-offs, increase pressures on the Company's margins and profits.

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A significant portion of the revenues in recent fiscal years has been represented by sales of products introduced by the Company within five years prior to the period in question. The Company's ability to develop and successfully market new products and to develop, acquire and retain necessary intellectual property rights and enforce patents, are therefore, important to maintaining the Company's growth, which ability cannot be assured.

Other factors, which are not exhaustive, include costs and other effects of interest rate increases, legal and administrative cases and proceedings (whether civil, such as environmental and product related, or criminal), settlements, judgments and investigations, claims, and changes in those items; developments or assertions by or against the Company relating to intellectual property rights and intellectual property licenses; adoption of new, or change in, accounting policies and practices and the application of such policies and practices; changes in business mix; successful integration of new acquisitions; customer or supplier business reorganizations or combinations; increase in cost of debt; ability to retain adequate levels of insurance coverage at acceptable rates; loss of a significant contract(s) or customer(s); customer acceptance of new products; pricing of competitive products; disruptions in transportation networks; increased participation in potentially less stable emerging markets; fluctuations in interest rates; dependability of utilities; impact of computer viruses; general or specific economic conditions and the ability and willingness of purchasers to substitute other products for the products that the Company manufactures or distributes; financial condition and inventory strategies of customers and suppliers; pricing, purchasing, financing and promotional decisions by intermediaries in the distribution channel, which could affect orders, or end-user demand, for the Company's products; other risks associated with foreign operations, acts of war, terrorism, weather and other natural disasters; and other factors.

The factors identified in this statement are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to be materially different from those that may be expressed or implied in any forward-looking statement made by, or on behalf, of the Company. Other factors not discussed in this statement could also have material adverse effects concerning forward-looking objectives or estimates.

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